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                                                                 Exhibit 99.B(e)

                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                      THE VICTORY VARIABLE INSURANCE FUNDS
                                       AND
                         VICTORY CAPITAL ADVISORS, INC.

     This DISTRIBUTION AGREEMENT is made as of this 1st day of March, 2004 between The Victory Variable Insurance Funds, a Delaware business trust (herein called the "Trust"), and Victory Capital Advisers, Inc., a Delaware corporation (herein called the "Distributor").

     WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires to retain the Distributor as Distributor for each of the Trust's separate portfolios set forth on Schedule I hereto, as such Schedule may be revised from time to time (individually known as a "Fund" and collectively as the "Funds") to provide for the sale and distribution of shares of beneficial interest of the Funds (herein collectively called "Shares"), and the Distributor is willing to render such services;

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

     The Trust has delivered to the Distributor copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

          (a) The Trust's Certificate of Trust and all amendments thereto (such Certificate of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Trust's Certificate");

          (b) The Bylaws of the Trust (such Bylaws, as presently in effect and as they shall from time to time be amended, herein called the "Bylaws");

          (c) Resolutions of the Board of Trustees of the Trust (the "Board") authorizing the execution and delivery of this Agreement;

          (d) The Trust's most recent Post-Effective Amendment to its Registration Statement under the Securities Act of 1933, as amended ( the "Securities Act"), and under the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") and all subsequent amendments thereto (said Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

          (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission; and

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          (f) A Prospectus and Statement of Additional Information of the Funds
     (such prospectus and statement of additional information, as presently filed with the Securities and Exchange Commission (the "SEC") and as they shall from time to time be amended and supplemented herein called individually the "Prospectus" and collectively the "Prospectuses").

                                II. DISTRIBUTION

     1. APPOINTMENT OF DISTRIBUTOR. The Trust hereby appoints the Distributor as Principal Distributor of the Funds' Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this
Section II.

     2.   SERVICES AND DUTIES.

          (a) The Trust agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Funds (whether authorized but unissued or treasury shares, in the Trust's sole discretion) upon the terms and at the current offering price as described in the Prospectus. It is understood that the Shares are offered only through variable annuity contracts and variable life policies issued by insurance companies that have entered into Participation Agreements with the Trust or its affiliates. The Distributor shall not be obligated to sell any certain number of Shares. Each Fund reserves the right to issue Shares in connection with any merger or consolidation of the Trust or any Fund with any other investment company or personal holding company or in connection with offers of exchange exempted from Section 11(a) of the 1940 Act.

          (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Trust's Certificate, Bylaws, and Prospectus and with the instructions and directions of the Board and will conform to and comply with the requirements of the Securities Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable federal or state laws and regulations. In connection with such sales, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Trust's Registration Statement and Prospectus and any sales literature specifically approved by the Trust. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations contained in the Prospectus or other financial statements of the Trust or in any sales literature or advertisements specifically approved by the Trust.

          (c) The Distributor will bear the cost of (i) printing and distributing any Prospectus (including any supplement thereto) to persons who are not either shareholders or counsel, independent accountants or other persons providing similar services to the Trust, and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; PROVIDED, HOWEVER, that the Distributor shall not be obligated to bear the expenses incurred by the Trust in connection with the preparation and printing of any amendment to any

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     Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the Securities Act; and PROVIDED FURTHER, that each Fund will bear the expenses incurred and other payments made in accordance with the provisions of this Agreement and any plan now in existence or hereafter adopted with respect to such Fund, or any class or classes of shares of such Fund, pursuant to Rule 12b-1 under the 1940 Act (collectively, the "Plans").

          (d) The Distributor agrees to be responsible for implementing and/or operating the Plans in accordance with the terms thereof.

          (e) All Shares of the Funds offered for sale by the Distributor shall be offered for sale at a price per Share (the "offering price") equal to their net asset value (determined in the manner set forth in the Trust's Certificate and then current Prospectuses) plus any applicable sales charge as set forth in the then current Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent.

          (f) If any Shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Trust or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount (if any) of the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount (if any) re-allowed by the Distributor from the broker-dealers or other persons shall be repayable to the Trust only to the extent recovered by the Distributor from the broker-dealers or other person concerned. The Distributor shall include in the forms of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

     3.   SALES AND REDEMPTIONS.

          (a) The Trust shall pay all costs and expenses in connection with the registration of the Shares under the Securities Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof.

          (b) The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Trust and the Trust may approve, and the Trust shall pay all filing fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other

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     expenses incurred by the Distributor in connection with the sale of the
     Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares will be paid by the Funds as provided in this Agreement and in the Plans relating thereto.

          (c) The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as the Distributor may reasonably request, and the Trust warrants that any such supplemental information fairly shows or represents what it purports to show or represent. The Trust shall also furnish the Distributor upon request with: (a) unaudited semi-annual financial statements of the Funds prepared by the Trust, (b) a monthly itemized list of the securities held by each Fund, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as the Distributor may reasonably request.

          (d) The Trust shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the SEC ("Rules").

          (e)  The Trust reserves the right to reject any order for Shares.

          (f) The Trust may use, or may request Distributor to use, an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing under circumstances in which the Distributor will not review the orders. Under such circumstances, the Trust acknowledges and agrees that it will independently determinate that any third party used by the Trust to process orders is a satisfactory service provider to process such orders without the Distributor's review.

          (g) The Trust authorizes the Distributor and dealers to use the most current Prospectus in the form furnished by the Trust in connection with the sale of the Shares.

          (h) The Trust agrees to advise (directly or through one of its service providers) the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor pursuant to Section VIII or by e-mail to rick.froio@bisys.com and jim.smith@bisys.com:

          (i) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

          (ii) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

          (iii) of the happening of any event that makes untrue any statement of a

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               material fact made in the registration statement or Prospectus then in effect or that requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

          (iv) of any action of the Commission with respect to any amendment to any registration statement of Prospectus that may from time to time be filed with the Commission, that could reasonably be expected to have a material negative impact upon the offering of Shares;

     provided that, for purposes of this section, informal requests by or acts of the staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

     4. PAYMENTS TO SERVICE PROVIDERS. The Funds may pay the Distributor an amount under a Plan. The Distributor may pay such amounts to service providers, some of whom may be affiliates of the Trust or affiliates of affiliates of the Trust in connection with, among other things, the distribution of variable contracts funded by Shares of the Funds, or other services provided to contract owners.

                          III. LIMITATION OF LIABILITY

     The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                               IV. CONFIDENTIALITY

     The Distributor will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, to the Trust's prior or present shareholders and to those persons or entities who respond to the Distributor's inquiries concerning investment in the Trust, and except as provided below, will not use such records and information for any purpose other than (i) the performance of its responsibilities and duties hereunder or the performance of its responsibilities and duties with regard to sales of the shares of any Fund which may be added to the Trust in the future and (ii) its internal compliance and compliance monitoring. Any other use by the Distributor of the information and records referred to above may be made only after prior notification to and approval in writing by the Trust. Such approval shall not be unreasonably withheld and may not be withheld where (i) the Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) the Distributor is requested to divulge such information by duly constituted authorities; or (iii) the Distributor is so requested by the Trust.

                     V. REPRESENTATIONS AND INDEMNIFICATION

     1. TRUST REPRESENTATIONS. The Trust represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to

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the applicable requirements of the Securities Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to the Distributor expressly for use in the Registration Statement or Prospectuses.

     2. DISTRIBUTOR REPRESENTATIONS. The Distributor represents and warrants to the Trust that it is duly organized as a Delaware corporation and is, and at all times will remain, duly authorized and licensed to carry out its services as contemplated herein.

     3. TRUST INDEMNIFICATION. The Trust will indemnify and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject (a) as the result of acting as distributor of the Funds and entering into selling agreements, shareholder servicing agreements, participation agreements, or similar agreements with financial intermediaries on behalf of the Trust; (b) under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document (collectively, "Trust Materials") executed by or on behalf of the Trust, (ii) information furnished by or on behalf of the Trust filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), (iii) any omission or alleged omission to state in any Trust Materials or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any Trust-related advertisement or sales literature that contains any untrue statement, or alleged untrue statement, of a material fact, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, due to actions by a Fund or its investment adviser that are contrary to statements made in such advertisements or sales literature; or (c) arising out of or based upon the electronic processing of orders over the internet at the Trust's request, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of
Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending, or preparing to defend any such action, proceeding or claim; provided, however, that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (A) any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to the Distributor specifically for inclusion therein, or (B) the willful misfeasance, bad faith or negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement.

     The Trust shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits

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that such person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Trust who are neither "interested persons" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

     Each Fund shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

     4. DISTRIBUTOR INDEMNIFICATION. The Distributor will indemnify and hold harmless the Trust, the Trust's several officers and trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, (a) any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission or alleged statement or alleged omission was made in reliance upon or in conformity with information furnished in writing to the Trust or any of its several officers and trustees by or on behalf of and with respect to the Distributor specifically for inclusion therein, (b) the Distributor's willful misfeasance, bad faith or negligence in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws applicable to it in connection with its activities hereunder (other than in respect of Trust-related advertisements or sales literature that fails to comply with applicable laws due to actions by a Fund or its investment adviser that are contrary to statements made in such advertisements or sales literature), and will reimburse the Trust, the Trust's several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

     5. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the

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indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.

                          VI. DURATION AND TERMINATION

     This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall continue for a period of two years from such date. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a majority of those members of the Board who are not parties to this Agreement or "interested persons" of any such party (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a "majority of the outstanding voting securities" of the Trust. Notwithstanding anything to the contrary contained in this Section VI, this Agreement may be terminated by the Trust at any time with respect to any Fund, without the payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a "majority of the outstanding voting securities" of such Fund on 60 days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

                        VII. AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                  VIII. NOTICES

     Notices of any kind to be given to the Trust hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Trust c/o Victory Capital Management, Inc., Investment Products Group,127 Public Square, Cleveland, Ohio 44114, Attn: Kathleen A. Dennis, President with a copy to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New, York 10022, Attention: Jay G. Baris, Esquire, or at such other address or to such individual as shall be so specified by the Trust to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Distributor at100 Summer Street, 15th Floor, Boston, Massachusetts

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02110, Attention: President, or at such other address or to such individual as shall be so specified by the Distributor to the Trust.

                                IX. COMPENSATION

     The Distributor shall not receive compensation with respect to the provision of distribution services under this Agreement; PROVIDED, HOWEVER, that the Distributor shall be entitled to receive payments, if any, under the Plans in accordance with the terms thereof and payments, if any, of sales charges as set forth in the Trust's Prospectuses. The Trust is entering into this Agreement on behalf of the Funds listed on Schedule I severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No individual Fund shall have any responsibility for any obligation, if any, with respect to any other Fund arising out of this Agreement.

                                X. MISCELLANEOUS

     1. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VI hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.

     2. NAMES. The names "The Victory Variable Insurance Funds" and "Trustees of The Victory Variable Insurance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Certificate of Trust filed February 11, 1998, at the office of the Secretary of State of the State of Delaware which is hereby referred to and is also on file at the principal office of the Trust. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

     3. PRIVACY. Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use nonpublic financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of the Funds. The Trust represents to the Distributor that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange

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Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

     4. ANTI-MONEY LAUNDERING PROGRAM. Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act, which require among other things, that financial institutions adopt compliance programs to guard against money laundering. Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other to facilitate such compliance. The Distributor acknowledges that it is a "Covered Service Provider" as defined in the Trust's Anti-Money Laundering Program ("Trust AML Program") and shall assume responsibility for the implementation of the requirements of the Trust AML Program with respect to the services provided under this Agreement. The Distributor represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations. The Distributor undertakes that it shall (a) conduct its operations in accordance with the provisions of the Trust AML Program and applicable laws, regulations and regulatory interpretations; (b) provide access to its books, records and operations relating to its anti-money laundering compliance only with respect to the Funds, by appropriate regulatory authorities, the Funds, and the Trust's anti-money laundering Compliance Officer (the Trust's Compliance Officer shall have no access to any of Distributor's anti-money laundering operations, books or records pertaining to other clients of Distributor); (c) certify, in writing, no less frequently than annually, that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement; (d) upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Trust's anti-money laundering Compliance Officer; (e) provide periodic reports to the Trust's Board of Trustees concerning anti-money laundering activities and compliance exceptions, as the parties may agree from time to time; and (f) ensure that selling group agreements require selling group members to adopt, as applicable, reasonable anti-money laundering procedures and otherwise comply with applicable anti-money laundering regulations and regulatory interpretations with respect to the sale and redemption of Shares. The Trust represents and warrants that it will conduct its operations in accordance with the provisions of the Trust AML Program and applicable laws, regulations and regulatory interpretations.

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     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      THE VICTORY VARIABLE INSURANCE
                                      FUNDS


                                      By: /s/ Kathleen A. Dennis
                                          --------------------------------------
                                          Name:  Kathleen A. Dennis
                                          Title: President

Attest:/s/ Cynthia Lindsey
       ----------------------------
     Name:  Cynthis Lindsey



                                      VICTORY CAPITAL ADVISERS, INC.


                                      By: /s/ Charles Booth
                                          --------------------------------------
                                          Name:  Charles Booth
                                          Title:  VP

Attest:/s/ Gail Turner
       ----------------------------
     Name:  Gail Turner

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                                   SCHEDULE I

                                      FUNDS

NAME OF PORTFOLIO

1.Victory Variable Insurance Investment Quality Bond Fund
2.Victory Variable Insurance Diversified Stock Fund
3.Victory Variable Insurance Small Company Opportunity Fund